Exhibit 4.7

THIS DEBENTURE, AND THE SECURITIES INTO WHICH IT IS CONVERTIBLE (COLLECTIVELY, THE “SECURITIES”), HAVE NOT BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE. THE SECURITIES ARE BEING OFFERED PURSUANT TO A SAFE HARBOR FROM REGISTRATION UNDER REGULATION D PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). THE SECURITIES ARE “RESTRICTED” AND MAY NOT BE OFFERED OR SOLD UNLESS THE SECURITIES ARE REGISTERED UNDER THE ACT, PURSUANT TO REGULATION D OR PURSUANT TO AVAILABLE EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND THE COMPANY WILL BE PROVIDED WITH OPINION OF COUNSEL OR OTHER SUCH INFORMATION AS IT MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH EXEMPTIONS ARE AVAILABLE. FURTHER HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE MADE EXCEPT IN COMPLIANCE WITH THE ACT.

LITHIUM TECHNOLOGY CORPORATION

Convertible Debenture

No. 1	US$1,200,000

This Debenture (the “Debenture”) is issued on as of June 9, 2005 (the ”Issue Date”) by LITHIUM TECHNOLOGY CORPORATION, a Delaware corporation (the “Company”), to                                  (together with its permitted successors and assigns, the “Holder”) pursuant to exemptions from registration under the Securities Act of 1933, as amended.

ARTICLE I.

Section 1.01 Principal and Interest. For value received, the Company hereby promises to pay to the order of the Holder on the Maturity Date (as herein defined) the principal sum of ONE MILLION TWO HUNDRED THOUSAND U.S. DOLLARS (US$1,200,000) together with interest on the unpaid principal of this Debenture at the rate of twelve percent (12%) per year from the date of this Debenture until converted payable solely in common stock, $.01 par value per share, of the Company (the “Common Stock”) at the then applicable Conversion Price (as defined herein). All payments of principal and interest due hereunder (to the extent not converted into Common Stock in accordance with the terms hereof) at June 9, 2007 (the “Maturity Date”) shall be made in shares of Common Stock of the Company valued at the then applicable Conversion Price. In no event shall the Holder be entitled to convert this Debenture for a number of shares of Common Stock in excess of that number of shares of Common Stock which, upon giving effect to such conversion, would cause the aggregate number of shares of Common Stock beneficially owned by the Holder and its affiliates to exceed 4.99% of the outstanding shares of the Common Stock following such conversion (unless the Holder provides the Company sixty five (65) days prior written notice that this provision shall not apply). Whenever any amount expressed to be due by the terms of this Debenture is due on any day which is not a business day, the same shall instead be due on the next succeeding day which is a business day. As used in this Debenture, the term “business day” shall mean any day other than a Saturday, Sunday or a day on which commercial banks in the city of New York, New York are authorized or required by law or executive order to remain closed.

Section 1.02 Conversion. (a) Optional Conversion. The Holder is entitled, at its option, to convert, and sell on the same day, at any time and from time to time commencing on December 9, 2005, until the Maturity Date, all or any part of the principal amount of the Debenture, into shares (the “Conversion Shares”) of the Company’s Common Stock, at the price per share equal to $0.05 (the “Conversion Price”). No fraction of shares or scrip representing fractions of shares will be issued on conversion, but the number of shares issuable shall be rounded to the nearest whole share. To convert this Debenture, the Holder hereof shall deliver written notice thereof, substantially in the form of Exhibit ”A” to this Debenture, with appropriate insertions (the “Conversion Notice”), to the Company at its address as set forth herein. The date upon which the conversion shall be effective (the “Conversion Date”) shall be deemed to be the date set forth in the Conversion Notice.

(b) Mandatory Conversion. This Debenture shall be automatically converted into Conversion Shares at the Conversion Price on the Maturity Date.

Section 1.03 Reservation of Common Stock. Commencing on December 9, 2005, the Company shall reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of this Debenture, such number of shares of Common Stock as shall from time to time be sufficient to effect such conversion, based upon the Conversion Price. If at any time the Company does not have a sufficient number of Conversion Shares authorized and available, then the Company shall call and hold a special meeting of its stockholders within thirty (30) days of that time for the sole purpose of increasing the number of authorized shares of Common Stock.

Section 1.04 Paying Agent and Registrar. Initially, the Company will act as paying agent and registrar. The Company may change any paying agent, registrar, or Company-registrar by giving the Holder not less than ten (10) business days’ written notice of its election to do so, specifying the name, address, telephone number and facsimile number of the paying agent or registrar. The Company may act in any such capacity.

ARTICLE II.

Section 2.01 Amendments and Waiver of Default. The Debenture may not be amended. Notwithstanding the above, without the consent of the Holder, the Debenture may be amended to cure any ambiguity, defect or inconsistency, or to provide for assumption of the Company obligations to the Holder.

ARTICLE III.

Section 3.01 Events of Default. An Event of Default is defined as follows: (a) failure by the Company for ten (10) days after notice to it to comply with any of its agreements in the Debenture; (b) events of bankruptcy or insolvency; or (c) a breach by the Company of its obligations under the Debenture Purchase Agreement which is not cured by the Company within ten (10) days after receipt of written notice thereof. Upon the occurrence of an Event of Default, the Holder may, in its sole discretion, accelerate full repayment of all debentures outstanding or may, notwithstanding any limitations contained in this Debenture and/or the Debenture Purchase Agreement dated the date hereof between the Company and the Holder (the “Debenture Purchase Agreement”), convert all Debentures outstanding into shares of Common Stock pursuant to Section 1.02 herein.

ARTICLE IV.

Section 4.01 Rights and Terms of Conversion. This Debenture, in whole or in part, may be converted at any time commencing on December 9, 2005, into shares of Common Stock at a price equal to the Conversion Price as described in Section 1.02 above.

Section 4.02 Re-issuance of Debenture. When the Holder elects to convert a part of the Debenture, then the Company shall reissue a new Debenture in the same form as this Debenture to reflect the new principal amount.

Section 4.03 Termination of Conversion Rights. The Holder’s right to convert the Debenture into the Common Stock in accordance with paragraph 1.02 shall terminate on 5 p.m. New York City time on the Maturity Date at which time this Debenture, shall be converted on that date into Conversion Shares at the Conversion Price set forth in Section 1.02 hereof, and the appropriate shares of Common Stock shall be issued to the Holder.

ARTICLE V.

Section 5.01 Anti-dilution. In the event that the Company shall at any time subdivide the outstanding shares of Common Stock, or shall issue a stock dividend on the outstanding Common Stock, the Conversion Price in effect immediately prior to such subdivision or the issuance of such dividend shall be proportionately decreased, and in the event that the Company shall at any time combine the outstanding shares of Common Stock, the Conversion Price in effect immediately prior to such combination shall be proportionately increased, effective at the close of business on the date of such subdivision, dividend or combination as the case may be.

ARTICLE VI.

Section 6.01 Notice. Notices regarding this Debenture shall be sent to the parties at the following addresses, unless a party notifies the other parties, in writing, of a change of address:

If to the Company, to:	Lithium Technology Corporation
5115 Campus Drive
Plymouth Meeting, PA 19462
	Attention:	John J. McGovern
	Telephone:	(610) 940-6090
	Facsimile:	(610) 940-6091

With a copy to:	Gallagher, Briody & Butler
Princeton Forrestal Village
155 Village Blvd. – Suite 201
Princeton, NJ 08540
	Attention:	Thomas P. Gallagher, Esq.
	Telephone:	(609) 452-6000
	Facsimile:	(609) 452-0090

If to the Holder:	_______________________
_______________________
_______________________

Section 6.02 Governing Law. THIS DEBENTURE SHALL BE ENFORCED, GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICT OF LAWS. THE PARTIES HERETO HEREBY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE UNITED STATES FEDERAL COURTS LOCATED IN DELAWARE WITH RESPECT TO ANY DISPUTE ARISING UNDER THIS DEBENTURE, THE AGREEMENTS ENTERED INTO IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. THE PARTIES IRREVOCABLY WAIVE THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH SUIT OR PROCEEDING. THE PARTIES FURTHER AGREE THAT SERVICE OF PROCESS UPON A PARTY MAILED BY FIRST CLASS MAIL SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON THE PARTY IN ANY SUCH SUIT OR PROCEEDING. NOTHING HEREIN SHALL AFFECT ANY PARTY’S RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW. THE PARTIES AGREE THAT A FINAL NON-APPEALABLE JUDGMENT IN ANY SUCH SUIT OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON SUCH JUDGMENT OR IN ANY OTHER LAWFUL MANNER. THE PARTY WHICH DOES NOT PREVAIL IN ANY DISPUTE ARISING UNDER THIS DEBENTURE SHALL BE RESPONSIBLE FOR ALL FEES AND EXPENSES, INCLUDING ATTORNEYS’ FEES, INCURRED BY THE PREVAILING PARTY IN CONNECTION WITH SUCH DISPUTE.

Section 6.03 Severability. The invalidity of any of the provisions of this Debenture shall not invalidate or otherwise affect any of the other provisions of this Debenture, which shall remain in full force and effect.

Section 6.04 Entire Agreement and Amendments. This Debenture represents the entire agreement between the parties hereto with respect to the subject matter hereof and there are no representations, warranties or commitments, except as set forth herein. This Debenture may be amended only by an instrument in writing executed by the parties hereto.

IN WITNESS WHEREOF, with the intent to be legally bound hereby, the Company as executed this Debenture as of the date first written above.

LITHIUM TECHNOLOGY CORPORATION

By:
Name:	John J. McGovern
Title:	Chief Financial Officer

Exhibit 4.7

EXHIBIT “A”

NOTICE OF CONVERSION

(To be executed by the Holder in order to Convert the Debenture)

TO:

The undersigned hereby irrevocably elects to convert US$______________________________ of the principal amount of the above Debenture into Shares of Common Stock of Lithium Technology Corporation, according to the conditions stated therein, as of the Conversion Date written below.

Conversion Date:

Signature:

Name:

Address:

Amount to be converted:	US$

Amount of Debenture unconverted:	US$

Conversion Price per share:	US$

Number of shares of Common Stock to be issued:

Please issue the shares of Common Stock in the following name and to the following address:

Issue to:

Authorized Signature:

Name:

Title:

Phone Number:

Broker DTC Participant Code:

Account Number:

A-1